EX-23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

IIM Global Corporation

We consent to the use of our report dated April 14, 2014 on the financial statements of IIM Global Corporation for the years ended December 31, 2013 and 2012, included herein on Amendment No.3 to the Registration Statement of IIM Global Corporation on Form S-1, SEC File No. 333- 193924, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Anton & Chia, LLP

Newport Beach, California

July 22, 2014